SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AJS Bancorp, Inc.
Exact Name of Registrant as Specified in Its Charter)

Maryland	To be determined
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A	N/A
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333- 189171

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock of New AJS Bancorp Following the Conversion,” “Our Dividend Policy” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-189171) (the “Registration Statement”), initially filed with the SEC on June 7, 2013, as amended on July 23, 2013 and August 5, 2013, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of New AJS Bancorp” and “Description of Capital Stock of New AJS Bancorp Following the Conversion” in the Registration Statement.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-189171) dated June 7, 2013, as amended on July 23, 2013 and August 5, 2013, is hereby incorporated by reference (the “Registration Statement”).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AJS BANCORP, INC.

Date: October 9, 2013	By:	/s/ Thomas R. Butkus
Thomas R. Butkus
Chairman, President and Chief Executive Officer